UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2013

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 25, 2013, the Board of Directors (the “Board”) of MFA Financial, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended Bylaws”).  Among other things, the Amended Bylaws:

•                  Change the Company’s director vote requirement from a “plurality” vote standard to a “majority” vote standard. The Amended Bylaws provide that the affirmative vote of a majority of all the votes cast on the election of a director on a per director basis at a meeting of stockholders duly called and at which a quorum is present will be sufficient to elect a director; provided, however, that in an election of directors, if the number of nominees exceeds the number of directors to be elected at such meeting, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting.

In connection with the change to a majority vote standard, the Board also amended the Company’s Corporate Governance Guidelines to provide that if any nominee for director who is an incumbent director fails to receive the required vote to be elected and with respect to whom no successor has been elected, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board. The Nominating and Corporate Governance Committee of the Board will consider the offer to resign and recommend to the Board whether to accept such offer.  No later than the next regularly scheduled meeting of the Board at least ten (10) days after the date of the election, the Board will decide whether to accept the offer to resign. The Board will promptly and publicly disclose its decision regarding any tendered resignation.  If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.

•                  Clarify the procedures stockholders must follow, and increase the amount of information stockholders must provide, to propose business or a director nominee at a meeting of stockholders, including providing additional information as to short interest and other hedging and derivative activities in any Company securities by the stockholder giving notice, a proposed director nominee and certain other persons.

•                  Provide that any business may be transacted at the annual meeting of stockholders meeting without being specifically designated in the notice of meeting (unless required by law to be so designated), but only the business specified in the meeting notice may be transacted at a special meeting of stockholders.

In addition to the changes described above, the amendments set forth in the Amended Bylaws reflect certain other general, clarifying, technical and changes, including, among other things:

•                  Conforming language regarding the filling of director vacancies to Section 3-804(c) of the Maryland General Corporation Law to provide that a vacancy of any or all the directors will not terminate the Company, and vacancies may be filled by a majority vote of the remaining directors even if the remaining directors do not constitute a quorum, and such director shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

•                  Certain technical changes regarding notices of stockholder meetings (including specifically providing that notice may given electronically), the date, time and place of the annual meeting of stockholders and procedural changes to be followed by stockholders wishing to call a special meeting of stockholders.

•                  Certain technical and procedural changes regarding the annual meeting of the Board and regular meetings of the Board, and the conduct of meetings of the Board.

•                  Revised provisions for determining the record date for stockholders entitled to notice of and to vote at stockholders’ meetings, so that such date may not be less than ten (10) days prior to the date on which action will be taken.

A copy of the Amended Bylaws is attached hereto as Exhibit 3.1. The above description of the principal amendments to the Company’s bylaws is a summary only and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

3.1	Amended and Restated Bylaws of MFA Financial, Inc. (as amended and restated through March 25, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and
General Counsel

Date: March 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MFA Financial, Inc. (as amended through March 25, 2013)